UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 8, 2018

ESPORTS ENTERTAINMENT GROUP, INC.

(Name of Small Business Issuer in its charter)

         Nevada

       333-156302

    26-3062752

(State of incorporation)

(Commission File No.)

    (IRS Employer

 Identification No.)

Commercial Centre, Jolly Harbour

St. Mary’s, Antigua and Barbuda

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (905) 580-2978

                            VGambling, Inc.

 (Former name or former address if changed since last report)

[  ]  Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. [  ]

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 8, 2018, PLS CPA resigned as the Company’s independent registered accounting firm.

Since PLS’s appointment as the Company’s independent registered accounting firm on October 8, 2014 and through March 8, 2018, there were (i) no disagreements between the Company and PLS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PLS, would have caused PLS to make reference thereto in their reports on the Company’s financial statements; and (ii) no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided PLS with a copy of this Form 8-K and requested that PSH furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PSH agrees with the above statements. The letter from PLS will be filed as an exhibit to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2018	ESPORTS ENTERTAINMENT GROUP, INC.

	By:	/s/ Grant Johnson
Grant Johnson
Principal Executive Officer